Exhibit 99.1


[Willow
 Financial                                     170 S. Warner Road
   Bancorp logo]                                  Wayne, Pa 19087
                                    Telephone No.: (610) 995-1785
                                          Fax No.: (610) 975-4365


Contact:
________

Donna M. Coughey, Chief Executive Officer
Joseph T. Crowley, Chief Financial Officer
Telephone:  610-995-1700


FOR IMMEDIATE RELEASE
_____________________


     WILLOW FINANCIAL BANCORP, INC ANNOUNCES QUARTERLY
                        DIVIDEND

Wayne, Pennsylvania - May 2, 2007 - Willow Financial Bancorp, Inc. (the "Company") (Nasdaq/NMS: WFBC), the holding company for Willow Financial Bank (the "Bank"), announced that its Board of Directors, at its April 24, 2007 meeting, declared a $0.115 cash dividend on each share of common stock of the Company, payable on May 25, 2007 to shareholders of record at the close of business on May 11, 2007.

The dividend amount was adjusted due to the Company's issuance of a 5% stock dividend on February 23, 2007.


About Willow Financial Bancorp:
_______________________________

Willow Financial Bancorp is the holding company for Willow Financial Bank. Willow Financial Bank, founded in 1909, is a full-service, community-oriented bank, offering a broad array of deposit, loan and investment products for individuals and businesses. With 29 locations across Montgomery, Chester, Bucks and Philadelphia counties, Pennsylvania, Willow Financial Bank offers its customers and clientele banking beyond the traditional
- convenient locations, extended hours, and the personal attention of a local bank - with the products and services of a regional one.

To See What WillPower is Worth, please visit us at www.wfbonline.com.


Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange
Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Financial Bancorp, Inc.
management's intentions, plans, beliefs,


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expectations or opinions. Forward-looking statements may be identified by the use of words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "could", "may", "likely", "probably" or "possibly". These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Willow Financial Bancorp and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Actual results may differ materially from the anticipated results expressed in the forward-looking statements. Factors that may affect the Company's future operations are discussed in the documents filed by Willow Financial Bancorp with the Securities and Exchange Commission ("SEC") from time to time, including the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006. Additional factors that may cause the results referenced in forward-looking statements to differ from actual results include general economic conditions and the interest rate yield curve, changes in deposit flows, changes in credit quality and legislative and regulatory changes, among other things. Copies of these documents may be obtained from Willow Financial Bancorp upon request without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
























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